Exhibit (d)(3)

NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock of
CBRE Global Real Estate Income Fund (the “Trust”)
Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated February 27, 2023, and the accompanying Prospectus, dated February 21, 2023, as supplemented to date (collectively, the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Trust’s common shares, par value $0.001 per share (“Common Shares”), subscribed for under the primary subscription and pursuant to the over-subscription privilege. Such form may be delivered by email, overnight courier, express mail or first-class mail to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on April 6, 2023, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare Trust Company, N.A.

By First Class Mail	By Express Mail or Overnight Courier:
CBRE Global Real Estate Income Fund c/o Computershare Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	CBRE Global Real Estate Income Fund c/o Computershare Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Via email: canoticeofguarantee@computershare.com
For information call the Information Agent, Georgeson LLC: (866) 216-0462

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange (the “NYSE”) member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the oversubscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the NYSE or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on the second Business Day after the Expiration Date (April 6, 2023, unless extended, as described in the Prospectus) of a properly completed and executed Subscription Certificate, as subscription for such Common Shares is indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PSOP platform of The Depository Trust Company (“DTC”).

CBRE Global Real Estate Income Fund	Broker Assigned Control #__________

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary subscription requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with the Common Shares Subscribed for under the primary subscription
	_________ Rights	________ Common Shares (Rights ÷ by 5)	$______________
2. Over-Subscription Shares		Number of Common Shares Requested Pursuant to the Over-Subscription Privilege	Payment to be made in connection with the Common Shares Requested Pursuant to the Over- Subscription Privilege
		________ Common Shares	$______________
3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested
	_________ Rights	Common Shares: _________	$______________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.	Through DTC

B.	Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

______________________________________	______________________________________
Name of Firm	Authorized Signature

DTC Participant Number___________________	Title___________________________________

Address_______________________________	Name (Please Type or Print)_________________

Zip Code_______________________________	Phone Number___________________________

Contact Name___________________________	Date___________________________________